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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-96564, 33-10035, 33-41709, 33-79772 and
333-46365) of Datum Inc. of our report dated September 9, 1999 related to the financial statements of Digital Delivery, Inc. appearing on page F-2 of this Form 8-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

Boston, Massachusetts
October 8, 1999